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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 related to the Shelf Registration dated December 11, 1997 (File No. 333-42049); Form S-3 related to the Shelf Registration dated May 16, 2003 (File No. 333-105329); and Form S-3 related to the Shelf Registration dated May 26, 2000 (File No. 333-37922) of Colonial Realty Limited Partnership of our report dated March 1, 2004, except for Notes 3 and 7, as to which the date is November 30, 2004 relating to financial statements and financial statement schedules, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Birmingham, Alabama
December 7, 2004

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